UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2011

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            The information set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 2.02.  Results of Operations and Financial Condition.

On May 5, 2011, Alon USA Energy, Inc. (the “Company”) issued a press release (the “Press Release”) reporting our financial results for the quarter ended March 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 2.02.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company also announced in the Press Release that effective May 3, 2011, Paul Eisman was named Chief Executive Officer of the Company in addition to his role as President and Jeff Morris was named as Vice Chairman of the Board of Directors and will continue to serve as an executive of the Company.

In connection with Mr. Morris' appointment as Vice Chairman of the Board of Directors he entered into an Executive Employment Agreement, dated May 3, 2011 (the “Employment Agreement”).  The Employment Agreement has an initial term of three years and provides that Mr. Morris will receive a base salary of $150,000 per year.  Mr. Morris is also entitled to participate in the Company's annual cash bonus plans and benefits restoration plan.  A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 5.02 and Item 1.01.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement between Jeff Morris and Alon USA Energy, Inc., dated May 3, 2011.
99.1	Press Release dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2011	By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Executive Employment Agreement between Jeff Morris and Alon USA Energy, Inc., dated May 3, 2011.
99.1	Press Release dated May 5, 2011.